Exhibit 10.1
JOINDER TO THE
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
PWP HOLDINGS LP,
a Delaware limited partnership
This JOINDER TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PWP HOLDINGS LP (this “Joinder”), is made and entered into as of December 31, 2023 (“Effective Date”), by PWP GP LLC, a Delaware limited liability company, as the general partner (the “General Partner”), pursuant to Section 10.4 of the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP (“Holdings”), dated as of June 24, 2021 (as amended, restated, modified or supplemented from time to time, the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, on the Effective Date, (a) in accordance with section 17-220 of the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, and any successor to such statute, the “Act”), PWP Professional Partners LP, a Delaware limited partnership (such entity, prior to the Professionals Division (as defined below), “Professionals” and, from and after the Professionals Division, “AmCo Professionals”), was divided into AmCo Professionals, PWP AdCo Professionals LP, a Delaware limited partnership (“AdCo Professionals”), and PWP VoteCo Professionals LP, a Delaware limited partnership (“VoteCo Professionals”), pursuant to that certain Plan of Division, dated as of the Effective Date, with AmCo Professionals continuing as the “surviving partnership” under the Act (the “Professionals Division”), and (b) promptly thereafter, Perella Weinberg Partners LLC, a Delaware limited liability company, in its capacity as general partner of AmCo Professionals, caused a Certificate of Amendment to be filed with the Delaware Secretary of State, pursuant to which AmCo Professionals’ name was changed to “PWP AmCo Professionals LP”;
WHEREAS, in connection with the consummation of the Professionals Division, among other things, (a) AdCo Professionals was allocated, among other things, all Partnership Class A Common Units (as defined in the Agreement), (b) VoteCo Professionals was allocated all shares of Class B-1 common stock of Perella Weinberg Partners, a Delaware corporation, par value $0.001 per share, (c) AdCo Professionals adopted the Agreement of Limited Partnership of AdCo Professionals, dated as of the Effective Date, (d) VoteCo Professionals adopted the Agreement of Limited Partnership of VoteCo Professionals, dated as of the Effective Date, (e) each Professionals Class A-1 Common Unit (as defined in the Agreement) was converted into one Class A-1 Common Unit of VoteCo Professionals and one Class A-1 Common Unit of AdCo Professionals, (f) each Professionals Class A-2 Common Unit (as defined in the Agreement) was converted into one Class A-2 Common Unit of VoteCo Professionals and one Class A-2 Common Unit of AdCo Professionals and (g) each Professionals Class A-3 Common Unit (as defined in the Agreement) was converted into one Class A-3 Common Unit of VoteCo Professionals and one Class A-3 Common Unit of AdCo Professionals; and
WHEREAS, as a result of the Professionals Division and pursuant to Section 10.4 of the Agreement, the General Partner has determined that it is necessary and desirable to admit AdCo Professionals as a Substituted Limited Partner (as defined in the Agreement) and AdCo Professionals desires to be admitted as a Substituted Limited Partner, in each case, upon the terms and subject to the conditions contained herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.    Agreement to be Bound. AdCo Professionals hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Substituted Limited Partner for all purposes thereof.
2.    Successors and Assigns. Neither this Joinder nor any of the rights, interests or obligations under this Joinder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of Holdings, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Joinder will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
3.    Counterparts. This Joinder may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
4.    Notices. For purposes of Section 15.7 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:
        PWP AdCo Professionals LP
        c/o Perella Weinberg Partners LLC
        767 Fifth Avenue
        New York, New York 10153
Attention: General Counsel
Phone: (212) 287-3328
E-mail: Legal@PWPPartners.com
5.    Governing Law. The laws of the State of Delaware (without reference to its choice of laws principles) shall govern the validity of this Joinder, the construction of its terms, and the interpretation of the rights and duties of the Partners.
6.    Descriptive Headings. The headings contained in this Joinder are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Joinder.
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IN WITNESS WHEREOF, the parties hereto have entered into this Joinder or have caused this Joinder to be executed as of the date first written above by their respective officers thereunto duly authorized.

PWP GP LLC
By: Perella Weinberg Partners, its sole member
By: /s/ Gary Barancik
Name: Gary Barancik
Title: Authorized Person
PWP ADCO PROFESSIONALS LP

By: Perella Weinberg Partners LLC,
its General Partner

By: /s/ Gary Barancik
Name: Gary Barancik
Title: Authorized Person

[Joinder to the Amended and Restated Agreement of Limited Partnership of PWP Holdings LP]